UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2008, Dan Hart was appointed as a director of ROO Group, Inc. (the “Company”). There is no family relationship between Mr. Hart and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Hart, 34, is the founder and managing partner of River Road Ventures, a private equity and advisory firm. Mr. Hart most recently led River Road’s investments in Nextivity, an ASIC-based wireless products company, and Slipgate Ironworks, a massively multiplayer online gaming studio. Prior to founding River Road Ventures in 2001, Mr. Hart founded Fundamental Capital in 1996, an investment partnership which pioneered the integration of operational leadership with early-stage venture capital, creating over $1 billion in market value in less than five years. Mr. Hart has been featured on CNN, CNBC, and ABC News, and in numerous publications including The New York Times, The Wall Street Journal, Business Week, Forbes and Rolling Stone. Mr. Hart holds a B.A. in Economics from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

/s/ Kaleil Isaza Tuzman
Date: March 31, 2008	Kaleil Isaza Tuzman
Chief Executive Officer